Exhibit 10.1

STOCKHOLDERS AGREEMENT

OF

JOHNSONDIVERSEY HOLDINGS, INC.

dated as of November 24, 2009

- i -

Exhibits

Exhibit A – Assignment and Assumption Agreement

Exhibit B – Charter

Exhibit C – Bylaws

- ii -

THIS STOCKHOLDERS AGREEMENT (this “Agreement”) is entered as of November 24, 2009, among JOHNSONDIVERSEY HOLDINGS, INC., a Delaware corporation (the “Company”), COMMERCIAL MARKETS HOLDCO, INC., a Wisconsin corporation (“CMH”), SNW CO., INC., a Delaware corporation (“SNW”), CDR JAGUAR INVESTOR COMPANY, LLC, a Delaware limited liability company (the “CD&R Investor”), CDR F&F JAGUAR INVESTOR, LLC, a Delaware limited liability company (“CD&R F&F Investor”, and together with the CD&R Investor, the “CD&R Investor Parties”) and any Person who becomes a party hereto pursuant to Section 3.1(b) (each of the foregoing, a “Stockholder” and collectively, the “Stockholders”).

RECITALS

WHEREAS, the Company and the CD&R Investor have entered into an Investment Agreement, dated as of October 7, 2009 (the “Investment Agreement”), pursuant to which (i) the Company’s Certificate of Incorporation has been amended and restated to provide for two new classes of common stock, Class A shares, par value $0.01 per share (the “Class A Common Stock”), which have voting rights, and Class B shares, par value $0.01 per share (the “Class B Common Stock”), which do not have any voting rights except to the extent required by Delaware law, (ii) all the shares of the Company’s former Class A common stock owned by CMH have been reclassified into newly issued shares of Class A Common Stock, which together with the shares of Class A Common Stock acquired by SNW pursuant to the Investment Agreement, represent a 50.1% interest in the Company as of the date hereof assuming exercise of the Unilever Warrant and (iii) the CD&R Investor Parties have acquired newly issued shares of Class A Common Stock representing in the aggregate a 45.9% interest in the Company as of the date hereof assuming exercise of the Unilever Warrant;

WHEREAS, the Company and Unilever have entered into a Redemption Agreement, dated as of October 7, 2009 (as amended by Amendment No. 1 thereto, dated as of November 20, 2009, and as such agreement may be further amended from time to time, the “Redemption Agreement”), among the Company, JohnsonDiversey, Inc., CMH, Unilever N.V., Unilever and Conopco, Inc., pursuant to which the Company has caused all the shares of the Company’s former Class B common stock owned by Unilever to be redeemed in exchange for cash and a warrant (the “Unilever Warrant”) to purchase Class A Common Stock representing a 4.0% interest in the Company as of the date hereof assuming the exercise of the Unilever Warrant;

WHEREAS, concurrently with the execution and delivery of this Agreement, the parties hereto and Unilever are entering into a Registration Rights Agreement with respect to the shares of Class A Common Stock that will be held by each of the Stockholders (and, with respect to Unilever, the Common Stock issuable upon exercise of the Unilever Warrant) and certain other stockholders of the Company from time to time; and

WHEREAS, concurrently with the execution and delivery of the Investment Agreement, (i) Appointive Distributing Trust B, u/a Samuel C. Johnson 1988 Trust Number One, the owner of a majority of CMH’s Class A Common Stock (the “CMH Majority Holder”), (ii) S. Curtis Johnson III and (iii) the CD&R Investor have agreed to certain obligations in connection with the transactions contemplated by the Investment Agreement and this Agreement (such agreement, the “CMH Majority Holder Agreement”);

WHEREAS, the Stockholders wish to set forth in this Agreement certain terms and conditions upon which Equity Securities held by the Stockholders will be held, including provisions restricting the Transfer of Equity Securities, and providing for certain other matters;

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual promises hereinafter set forth, the Company and the Stockholders hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Acceptance Notice” has the meaning assigned to such term in Section 3.3(b).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with, such Person.

“Agreement” has the meaning assigned to such term in the preamble.

“Annual Budget” has the meaning assigned to such term in Section 2.6(a)(ii).

“Annual Financial Statements” has the meaning assigned to such term in Section 2.6(a)(iii).

“Appraised Value” has the meaning assigned to such term in Section 3.8(b).

“beneficial owner” or “beneficially own” has the meaning given such term in Rule 13d-3 under the Exchange Act and a Person’s beneficial ownership of Common Stock or other Equity Securities of the Company shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining beneficial ownership, (i) a Person shall be deemed to be the beneficial owner of any security which may be acquired by such Person, whether within 60 days or thereafter, upon the conversion, exchange or exercise of any warrants, options, rights or other securities and (ii) no Person shall be deemed to beneficially own any security solely as a result of such Person’s execution of this Agreement.

“Board” means the Board of Directors of the Company.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York City.

“Bylaws” means the Bylaws of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the terms of the Charter and the terms of this Agreement.

“Call Notice” has the meaning assigned to such term in Section 3.8(a).

“Call Option” has the meaning assigned to such term in Section 3.8(a).

“CD&R Designee” has the meaning assigned to such term in Section 2.1(a).

“CD&R F&F Fund VIII” means CD&R Friends & Family Fund VIII, L.P.

“CD&R F&F Investor” has the meaning assigned to such term in the preamble.

“CD&R Fund VIII” means Clayton, Dubilier & Rice Fund VIII, L.P.

“CD&R Holders” means the CD&R Investor, the CD&R F&F Investor and their Permitted Transferees and Equity Purchase Assignees of any CD&R Holder.

“CD&R Indemnification Agreement” means the Indemnification Agreement, dated as of the date hereof, by and among the Company, JohnsonDiversey, Inc., CD&R Holders, Clayton, Dubilier & Rice, Inc. and CD&R Manager, as the same may be amended from time to time in accordance with its terms, the terms of this Agreement and the Charter.

“CD&R Investor” has the meaning assigned to such term in the preamble.

“CD&R Investor Group Member” has the meaning assigned to such term in the Charter.

“CD&R Manager” means Clayton, Dubilier & Rice, LLC.

“CEO” means the Chief Executive Officer of the Company in office from time to time.

“CEO Designee” has the meaning assigned to such term in Section 2.1(a).

“Chairman” has the meaning assigned to such term in Section 2.1(a).

“Charter” means the Second Amended and Restated Certificate of Incorporation of the Company, as in effect on the date hereof and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and the terms of this Agreement.

“Class A Common Stock” has the meaning assigned to such term in the recitals.

“Class B Common Stock” has the meaning assigned to such term in the recitals.

“Closing” means the closing pursuant to the Investment Agreement and the Redemption Agreement.

“Closing Date” means November 24, 2009.

“Closing Date Transactions” means the transactions contemplated by the Investment Agreement and the Redemption Agreement.

“CMH” has the meaning assigned to such term in the preamble.

“CMH Conversion Agreement” means the letter agreement, dated as of October 7, 2009, by and among the Company, the CD&R Investor and CMH, relating to a potential conversion of CMH from a Wisconsin corporation to a Wisconsin limited liability company.

“CMH Designees” has the meaning assigned to such term in Section 2.1(a).

“CMH Group Member” has the meaning assigned to such term in the Charter.

“CMH Holders” means CMH, SNW and their respective Permitted Transferees and Equity Purchase Assignees of any CMH Holder.

“CMH Indemnification Agreement” means the Indemnification Agreement, dated as of the date hereof, by and among the Company, JohnsonDiversey, Inc. and CMH, as the same may be amended from time to time in accordance with its terms, the terms of this Agreement and the Charter.

“CMH Majority Holder” has the meaning assigned to such term in the recitals.

“CMH Majority Holder Agreement” has the meaning assigned to such term in the recitals.

“Collateral Benefits” has the meaning assigned to such term in Section 3.6(a).

“Common Stock” means the Class A Common Stock and the Class B Common Stock, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Company” has the meaning assigned to such term in the preamble.

“Company Elected Securities” has the meaning assigned to such term in Section 3.3(b).

“Competitor” means Ecolab, Inc. and the SCJ Competitors.

“Consulting Agreement” means the Consulting Agreement, dated as of the date hereof, between the Company and CD&R Manager, as the same may be amended from time to time in accordance with its terms, the terms of this Agreement and the Charter.

“control” (including the terms “controlling”, “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Controlled Affiliate” means any Affiliate of the specified Person that is, directly or indirectly, controlled by the specified Person.

“DGCL” means the Delaware General Corporation Law, as amended from time to time.

“Director” means any member of the Board.

“Drag-Along Notice” has the meaning assigned to such term in Section 3.5(e).

“Drag Transaction” has the meaning assigned to such term in Section 3.5(a).

“EBITDA” means earnings before interest, taxes, depreciation and amortization, determined in accordance with GAAP.

“Equity Purchase Assignee” has the meaning assigned to such term in Section 4.1(e).

“Equity Purchase Shares” has the meaning assigned to such term in Section 4.1(a).

“Equity Securities” means any and all shares of Common Stock or other equity securities of the Company, securities of the Company convertible into, or exchangeable or exercisable for, such shares, and options, warrants or other rights to acquire such shares of Common Stock or other equity securities.

“ERISA” has the meaning assigned to such term in Section 3.5(h).

“Excess Price” has the meaning assigned to such term in Section 3.5(l).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means the fair market value of any specified securities or other asset as determined in good faith by the Board or, in the case of such a determination pursuant to Section 3.02 of the Bylaws, the Special Transaction Committee.

“Financial Party” means (i) a private equity fund or other financial sponsor, asset management firm, sovereign wealth fund, hedge fund, pooled investment vehicle, publicly-listed special purpose acquisition company, bank or financial institution (or any one or more investment vehicles managed or otherwise controlled by such entities) or (ii) any other Person that is purchasing Equity Securities or debt securities of the Company or its Affiliates as an investment activity and not for purposes of establishing a business partnering, marketing, cross selling or other strategic relationship with the Company.

“First Offer” has the meaning assigned to such term in Section 3.3(b).

“First Offer Price” has the meaning assigned to such term in Section 3.3(a).

“GAAP” means generally accepted accounting principles, as in effect in the United States of America from time to time.

“Group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.

“Independent Director” means a Director who is (i) not an Affiliate of the Principal Stockholder nominating such Director or the Company, (ii) in the case of a Director nominated by CMH, (A) is not a CMH Group Member and (B) is not, and has not in the past been, an officer, director or employee of a Johnson Family Member, SCJ, the Company or its Subsidiaries, any other company controlled by one or more Johnson Family Members or any of their respective Affiliates, (iii) in the case of a Director nominated by the CD&R Investor, (A) is not a CD&R Investor Group Member and (B) is not, and has not in the past been, an officer, director or employee of the CD&R Investor, CD&R Manager or any of their respective Affiliates and (iv) would qualify as an “Independent Director” pursuant to the listing standards of the New York Stock Exchange (“NYSE”), with respect to (x) each CMH Group Member, if the Principal Stockholder nominating such Director is CMH (as if such CMH Group Member were listed on the NYSE) (y) each CD&R Investor Group Member, if the Principal Stockholder nominating such Director is the CD&R Investor (as if such CD&R Investor Group Member were listed on the NYSE) and (z) the Company (as if the Company were listed on the NYSE). In the case of the foregoing clauses (x), (y) and (z), such individual shall not have, and in the period starting three years prior to the date of determination and ending on the date of determination, shall not have had, any material relationship with either the designating Principal Stockholder, the CMH Group Members or CD&R Investor Group Members, as applicable, or the Company. For purposes of clause (iv) of this definition, the determination of the board of directors of a company as to the independence of a director under the NYSE rules will be deemed to be the determination of a reasonable board of directors of such company taking into account all relevant factors.

“Information” means all confidential information about the Company or any of its Subsidiaries that is or has been furnished to any Stockholder or any of its Representatives by or on behalf of the Company or any of its Subsidiaries, or any of their respective Representatives, and any other information supplied by the Company or Stockholders in connection with the Closing Date Transactions (whether written or oral or in electronic or other form and whether prepared by the Company, its advisers or otherwise), together with all written or electronically stored documentation prepared by such Stockholder or its Representatives based on or reflecting, in whole or in part, such information; provided that the term “Information” does not include any information that (i) is or becomes generally available to the public through no action or omission by such Stockholder or its Representatives, (ii) is or becomes available to such Stockholder on a non-confidential basis from a source, other than the Company or any of its Subsidiaries, or any of their respective Representatives, that to the best of such Stockholder’s knowledge, after reasonable inquiry, is not prohibited from disclosing such portions to such Stockholder by a contractual, legal or fiduciary obligation or (iii) is independently developed by a Stockholder or its Representatives or Affiliates on its own behalf without use of any Information.

“Initiating Stockholder” has the meaning assigned to such term in Section 3.5(a).

“Investment Agreement” has the meaning assigned to such term in the recitals, as the same may be amended from time to time in accordance with its terms, the terms of this Agreement and the Charter.

“IPO” means the initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act.

“IPO Initiating Stockholder” has the meaning assigned to such term in Section 3.7(a).

“IPO Initiation Notice” has the meaning assigned to such term in Section 3.7(a).

“Issuance Notice” has the meaning assigned to such term in Section 4.1(b).

“Johnson Family Member” means (a) a lawful lineal descendant of Herbert F. Johnson, Jr. or Henrietta Johnson Louis or the spouse of any such person; (b) an estate, trust (including a revocable trust, declaration of trust or a voting trust), guardianship or custodianship for the primary benefit of one or more individuals described in clause (a) above; (c) a foundation established by one or more individuals described in clause (a) above; and (d) a Person controlled by one or more individuals or entities described in clauses (a), (b) or (c) above; provided, however, that for purposes of this Agreement, neither the Company nor any of its Subsidiaries from time to time shall be regarded as a Johnson Family Member. For the avoidance of doubt, SCJ and its Subsidiaries are, as of the date hereof, Johnson Family Members.

“Johnson Family Transferee” means (a) a lawful lineal descendant of Herbert F. Johnson, Jr. or Henrietta Johnson Louis; (b) an estate, trust (including a revocable trust, declaration of trust or a voting trust), guardianship or custodianship for the primary benefit of one or more individuals described in clause (a) above; (c) a trust for the primary benefit of one or more (i) individuals described in clause (a) above and (ii) the spouses of one or more individuals described in clause (a) above, where any such spouse has only a lifetime interest in the trust and no power to dispose of the remainder of the trust other than a power to allocate or reallocate such remainder to or for the benefit of one or more individuals described in clause (a) above, spouses of such individuals and charities; and (d) a Person controlled by one or more individuals or entities described in clauses (a), (b) or (c) above; provided, however, that, in no event shall the Company or any of its Subsidiaries be regarded as a Johnson Family Transferee. For the avoidance of doubt, SCJ and its Subsidiaries are, as of the date hereof, Johnson Family Transferees.

“Minimum Governance Amount” means 5% of the issued and outstanding shares of Common Stock.

“New Securities” means shares of Equity Securities of the Company or any similar securities of any of its Subsidiaries (the “Subsidiary Equity Securities”) other than (i) shares of Common Stock or Subsidiary Equity Securities, or options to purchase such securities, issued to employees, officers or directors pursuant to any stock option, employee stock purchase or similar equity-based plans (including the purchase of Common Stock by management stockholders following the Closing as part of a management offering made pursuant to Section 701 of the Securities Act or another exemption from registration under the Securities Act) approved by the Board and Common Stock or Subsidiary Equity Securities issued upon exercise of such options, (ii) Common Stock issued solely as consideration for an acquisition or business combination approved by the Board, (iii) Common Stock issued pursuant to a Qualified IPO, (iv) Common Stock issued in connection with a pro rata stock split, stock dividend or similar transaction, (v) Subsidiary Equity Securities issued to the Company or another Subsidiary of the Company, (vi) Equity Securities issued pursuant to the Investment Agreement or (vii) Common Stock issued pursuant to the Unilever Warrant.

“Offer Notice” has the meaning assigned to such term in Section 3.3(a).

“Offered Securities” has the meaning assigned to such term in Section 3.3(a).

“Offering Holder” has the meaning assigned to such term in Section 3.3(a).

“Operating Partner” means James G. Berges, or if he is unable to serve one of Charles A. Banks, Fred Kindle, Edward M. Liddy, Roberto Quarta, George W. Tamke or, with the prior approval of CMH (which approval shall not be unreasonably withheld or delayed), another person of similar stature who becomes an operating partner of CD&R Manager in the future.

“Permitted Transferee” means:

(i) with respect to the CD&R Investor, the CD&R F&F Investor and their respective Permitted Transferees, (A) a Controlled Affiliate of the CD&R Investor, the CD&R F&F Investor, CD&R Fund VIII or CD&R F&F Fund VIII (including, for the avoidance of doubt, the CD&R F&F Investor with respect to the CD&R Investor, and CD&R Investor with respect to the CD&R F&F Investor) or (B) an Affiliate of the CD&R Investor, the CD&R F&F Investor, CD&R Associates VIII, Ltd. or CD&R Manager who has irrevocably granted to and appointed the CD&R Investor as such Person’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Person (and with respect to whom the CD&R Investor has provided to CMH written evidence reasonably satisfactory to CMH of such grant and appointment), to vote at any annual or special meeting of Stockholders, to take any action by written consent in lieu of such meeting with respect to, and to otherwise take all action as may be required by, permitted under, or as may be exercised under this Agreement in respect of, all of the Equity Securities owned or held of record by such holder;

(ii) with respect to CMH and its Permitted Transferees, (A) a Controlled Affiliate of CMH or (B) any other Affiliate of CMH or any Johnson Family Transferee who has irrevocably granted to and appointed CMH as such Person’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Person (and with respect to whom CMH has provided to the CD&R Investor written evidence reasonably satisfactory to the CD&R Investor of such grant and appointment), to vote at any annual or special meeting of Stockholders, to take any action by written consent in lieu of such meeting with respect to, and to otherwise take all action as may be required by, permitted under, or as may be exercised under this Agreement in respect of, all of the Equity Securities owned or held of record by such holder; and

(iii) with respect to SNW and its Permitted Transferees, (A) a Controlled Affiliate of SNW or (B) any other Affiliate of SNW or any Johnson Family Transferee who has irrevocably granted to and appointed CMH as such Person’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Person (and with respect to whom SNW or CMH has provided to the CD&R Investor written evidence reasonably satisfactory to the CD&R Investor of such grant and appointment), to vote at any annual or special meeting of Stockholders, to take any action by written consent in lieu of such meeting with respect to, and to otherwise take all action as may be required by, permitted under, or as may be exercised under this Agreement in respect of, all of the Equity Securities owned or held of record by such holder; and

(iv) with respect to any other Stockholder, a Controlled Affiliate of such Stockholder;

provided that any such Transferee shall agree in a writing in the form attached as Exhibit A hereto to be bound by and to comply with all applicable provisions of this Agreement; provided, further, that in no event shall (x) the Company or any of its Subsidiaries constitute a “Permitted Transferee” or (y) SCJ or its Subsidiaries constitute a Permitted Transferee of CMH or its Permitted Transferees.

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any Group comprised of two or more of the foregoing.

“Plan Asset Regulation” has the meaning assigned to such term in Section 2.8(e).

“Plan Assets” has the meaning assigned to such term in Section 3.5(h).

“Preemptive Rights Recipients” has the meaning assigned to such term in Section 4.1(a).

“Principal Stockholders” means CMH and the CD&R Investor (or any Permitted Transferee of any such Stockholder to whom the rights of a Principal Stockholder have been assigned in a manner consistent with this Agreement).

“Pro Rata Portion” means:

(i) for the purposes of Section 3.3, with respect to any ROFO Recipient, with respect to any proposed Transfer of Offered Securities, on the last date a ROFO Recipient Notice can be delivered with respect to such offer, the number or amount of Offered Securities equal to the product of (A) the total number or amount of Offered Securities to be offered to the ROFO Recipients and (B) the fraction determined by dividing (x) the total number of shares of Common Stock (calculated on an as-converted basis with respect to any Equity Securities convertible into Common Stock) beneficially owned by such ROFO Recipient by (y) the total number of shares of Common Stock (calculated on an as-converted basis with respect to any Equity Securities convertible into Common Stock) beneficially owned by all of the ROFO Recipients as of such date who elect to purchase such Offered Securities; and

(ii) for the purposes of Section 3.4, with respect to any Tag-Along Participant, with respect to any proposed Transfer of Transferred Securities, on the last date on which a Tag-Along Acceptance Notice with respect to the applicable Transfer Notice can be delivered, the number or amount of Transferred Securities equal to the product of (A) the total number or amount of Transferred Securities to be Transferred to the proposed Transferee and (B) the fraction determined by dividing (x) the total number of shares of Common Stock (calculated on an as-converted basis with respect to any Equity Securities convertible into Common Stock) beneficially owned by such Tag-Along Participant by (y) the total number of shares of Common Stock (calculated on an as-converted basis with respect to any Equity Securities convertible into Common Stock) beneficially owned by (1) all of the Stockholders and any holder of the Unilever Warrant who have delivered Tag-Along Acceptance Notices with respect to such Transfer Notice as of such date and (2) the Transferring Stockholder; and

(iii) for the purposes of Article IV, with respect to any Stockholder, on any date on which an allocation is made by the Company, the number or amount of New Securities equal to the product of (A) the total number or amount of New Securities to be issued by the Company on the issuance date and (B) the fraction determined by dividing (x) the number of shares of Common Stock (determined on an as-converted basis with respect to any Equity Securities convertible into Common Stock) beneficially owned by such Stockholder on the date on which such allocation is made by the Company by (y) the total number of shares of Common Stock (determined on an as-converted basis with respect to any Equity Securities convertible into Common Stock) beneficially owned by all Stockholders and any holder of the Unilever Warrant among whom the applicable allocation is being made on the date on which such allocation is made by the Company.

“Qualified Bank” has the meaning assigned to such term in Section 3.8(b).

“Qualified IPO” means an IPO with aggregate gross cash proceeds (without regard to any underwriting discount or commission) of at least $100,000,000.

“Recapitalization Transaction” has the meaning assigned to such term in Section 3.6(a).

“Redemption Agreement” has the meaning assigned to such term in the recitals, as the same may be amended from time to time in accordance with its terms, the terms of this Agreement and the Charter.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, among the Company and each of the Stockholders, as the same may be amended from time to time in accordance with the terms of this Agreement and the Charter.

“Representatives” means with respect to any Person, any of such Person’s, or its Affiliates’, directors, officers, employees, general partners, Affiliates, direct or indirect shareholders, members or limited partners, attorneys, accountants, financial and other advisers, and other agents and representatives, including in the case of any Principal Stockholder any person nominated to the Board or a committee thereof by such Principal Stockholder.

“Requisite Approval” has the meaning assigned to such term in Article SEVENTH of the Charter.

“ROFO Recipient Notice” has the meaning assigned to such term in Section 3.3(b).

“ROFO Recipients” has the meaning assigned to such term in Section 3.3(a).

“SCJ” means S.C. Johnson & Son, Inc., a Wisconsin corporation.

“SCJ Competitors” means The Clorox Company, The Proctor & Gamble Company, Unilever plc, Unilever N.V., the personal care business of Sara Lee and Reckitt Benckiser Group plc.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Stockholders” has the meaning assigned to such term in Section 3.5(a).

“SNW” has the meaning assigned to such term in the preamble.

“Stockholder” has the meaning set forth in the recitals.

“Stockholder Designees” has the meaning assigned to such term in Section 2.1(a).

“Subsidiary” means (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by another entity, either directly or indirectly and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner.

“Tag-Along Acceptance Notice” has the meaning assigned to such term in Section 3.4(a).

“Tag-Along Participant” has the meaning assigned to such term in Section 3.4(a).

“Threshold Governance Amount” means 30% of the issued and outstanding shares of Class A Common Stock.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any shares of Equity Securities beneficially owned by a Person or any interest in any shares of Equity Securities beneficially owned by a Person.

“Transfer Notice” has the meaning assigned to such term in Section 3.4(a).

“Transferee” means any Person to whom any Stockholder or any Transferee thereof Transfers Equity Securities of the Company in accordance with the terms hereof.

“Transferred Securities” has the meaning assigned to such term in Section 3.4(a).

“Transferring Stockholder” has the meaning assigned to such term in Section 3.4(a).

“Unilever” means Marga B.V. or any successor thereto.

“Unilever Warrant” has the meaning assigned to such term in the recitals.

SECTION 1.2. Other Definitional Provisions. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to this Agreement unless otherwise specified. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. References herein to CMH and the CD&R Investor shall refer to any Permitted Transferee of such Stockholder to whom the rights of a Principal Stockholder have been assigned in a manner consistent with this Agreement.

ARTICLE II

CORPORATE GOVERNANCE

SECTION 2.1. Board Representation. (a) Effective as of the Closing, the Board shall be comprised of eleven Directors to be elected annually, of whom:

(i) three shall be designees of the CD&R Investor (such Persons, the “CD&R Designees”);

(ii) three shall be designees of CMH (such Persons, the “CMH Designees” and, together with the CD&R Designees, the “Stockholder Designees”), of whom one shall initially be S. Curtis Johnson III;

(iii) two shall be Independent Directors designated by the CD&R Investor, subject to reasonable approval by CMH;

(iv) two shall be Independent Directors designated by CMH, subject to reasonable approval by the CD&R Investor; and

(v) one designee shall be the CEO (the “CEO Designee”), who shall be designated jointly by the CD&R Investor and CMH in accordance with Section 2.4 and Article SIXTH, clause (a)(xiv) of the Charter.

(vi) For so long as the Company has not completed a Qualified IPO and the CMH Holders own at least 25% of the issued and outstanding shares of Common Stock, the CMH Holders shall have the right to designate the Chairman of the Board (the “Chairman”), who shall be a then sitting member of the Board; provided that no officer or employee of SCJ or any of its Subsidiaries may serve as Chairman, unless no other Johnson Family Member is then qualified by business background (as reasonably demonstrated to the CD&R Investor) to serve as Chairman.

(vii) Effective as of the Closing, the CD&R Designees shall initially be James G. Berges, George K. Jaquette and Richard J. Schnall, the CMH Designees shall initially be S. Curtis Johnson III, Helen P. Johnson Leipold and Clifton D. Louis. The CEO Designee shall initially be Ed Lonergan. The Independent Directors to be designated by the CD&R Investor pursuant to Section 2.1(a)(iii) and the Independent Directors to be designated by CMH pursuant to Section 2.1(a)(iv) shall be designated after the Closing. The Chairman of the Board (“Chairman”) shall initially be S. Curtis Johnson III.

(viii) Notwithstanding the limitations set forth in the definition of the term “Independent Director”, (i) (A) the CD&R Investor may designate as an Independent Director persons who are currently or have previously served as an independent director of a portfolio company of a fund managed by CD&R Manager and (B) CMH may designate as an Independent Director persons who have previously served as an independent director of the Company, in the case of each of the foregoing clauses (A) and (B), subject to the approval of the other Principal Stockholder and (ii) the CD&R Investor may designate as an Independent Director any person who was or is an executive of a former portfolio company of a fund managed by CD&R Manager.

(b) The Company shall take such action as may be required under applicable law and the Bylaws (subject to such vote of the Board as may be required) to cause the Board to consist of the number of Directors specified in Section 2.1(a).

(c) The Company agrees to include in the slate of nominees to be voted upon by Stockholders the Stockholder Designees, the CEO Designee and the Independent Directors designated in accordance with clauses (iii) and (iv) of Section 2.1(a), and to use its best efforts to cause the election of each such designee to the Board, including nominating such individuals to be elected as Directors as provided herein.

(d) In the event that any Independent Director designated pursuant to clause (iii) of (iv) of Section 2.1(a) ceases to qualify as an Independent Director, the Principal Stockholder that had designated such Director shall cause such Director to immediately resign from the Board or such Director shall otherwise be immediately removed by the Stockholders. In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any Director designated pursuant to clauses (i), (ii), (iii) or (iv) of Section 2.1(a), the Stockholders shall use their best efforts to cause the remaining Directors and the Company to, or if the remaining Directors and the Company fail to do so, shall, fill the vacancy created thereby with a new designee of the Principal Stockholder who designated such Director as soon as possible, and the Company hereby agrees to take, at any time and from time to time, all actions necessary to accomplish the same.

(e) Each of the Stockholders agrees to vote, or act by written consent with respect to, any Equity Securities beneficially owned by it, at each annual or special meeting of stockholders of the Company at which Directors are to be elected or to take all actions by written consent in lieu of any such meeting as are necessary, to cause the Stockholder Designees, the Independent Directors designated by each Principal Stockholder in accordance with Section 2.1(a) and the CEO Designee to be elected to the Board. Each of the Stockholders agrees to use its reasonable best efforts to cause the election of each such designee to the Board, including nominating such individuals to be elected as members of the Board. In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal (with or without cause) of any Director designated pursuant to Section 2.1(a) and the remaining Directors pursuant to Section 2.1(d) have not caused the vacancy created thereby to be filled by a new designee of the CD&R Investor or CMH, as applicable, within five Business Days after the Stockholders have been notified of such vacancy, then in such case each Stockholder hereby agrees to take, at any time and from time to time, all actions necessary to accomplish the same. Upon the written request of the CD&R Investor or CMH, as applicable, each other Stockholder shall vote, or act by written consent with respect to, all Equity Securities beneficially owned by it and otherwise take or cause to be taken all actions necessary to remove any Director designated by such Stockholders pursuant to clauses (i) or (ii) of Section 2.1(a) and to elect any replacement Director designated as provided in this Section 2.1(e). Unless the CD&R Investor or CMH shall otherwise request in writing, no other Stockholder shall take any action to cause the removal of any Directors designated by such Stockholders pursuant to clauses (i), (ii), (iii) or (iv) of Section 2.1(a). In order to effectuate the provisions of Sections 2.1(a)(i), 2.1(a)(iii), 2.4, 2.5, 3.5, 3.6 and 3.7 each Stockholder hereby irrevocably grants to and appoints the CD&R Investor as such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote at any annual or special meeting of Stockholders, or to take any action by written consent in lieu of such meeting with respect to, or to otherwise take all action in respect of, all of the Equity Securities owned or held of record by such holder in connection with the matters set forth in such Sections solely to the extent necessary to comply with the provisions of such Sections in the event that such Stockholder fails at any time to vote or act by written consent or take any other action with respect to its Equity Securities in the manner agreed by such Stockholder in this Agreement. In order to effectuate the provisions of Section 2.1(a)(ii), 2.1(a)(iv), 2.4, 2.5, 3.5, 3.6 and 3.7 each Stockholder hereby grants to and appoints CMH as such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote at any annual or special meeting of Stockholders, or to take any action by written consent in lieu of such meeting with respect to, or to otherwise take all action in respect of, all of the Equity Securities owned or held of record by such holder in connection with the matters set forth in such Sections solely to the extent necessary to comply with the provisions of such Sections in the event that such Stockholder fails at any time to vote or act by written consent or take any other action with respect to its Equity Securities in the manner agreed by such Stockholder in this Agreement. Each such Stockholder hereby further affirms that each proxy and power of attorney granted pursuant to this Agreement shall be irrevocable and shall be deemed coupled with an interest and shall extend for the term of this Agreement in full force and effect notwithstanding the subsequent death, incapacity or bankruptcy of such Stockholder, or, if terminated earlier, until the last date permitted by applicable law and is given to secure the performance of the obligations of such Stockholder under this Agreement. In the event that a Principal Stockholder is required to take any action under this Agreement which requires the consent or cooperation of its Stockholder Designees or the other Directors it has appointed or is required to use its efforts to cause a Director to take any action under this Agreement, the Principal Stockholder shall exercise, and such efforts shall include the exercise by such Principal Stockholder of, all rights hereunder with respect to the removal and designation of Directors. To effectuate the provisions of this Section 2.1(e), the Secretary of the Company and each Subsidiary of the Company, or, if there shall be no Secretary, then such other officer or employee of the Company or such Subsidiary as the Board or such Subsidiary’s board of directors may appoint to fulfill the duties of the Secretary, shall not record any vote or consent or other action contrary to the terms of this Section 2.1(e). For the avoidance of doubt, except as expressly contemplated by this Section 2.1(e), Section 2.5(b) and Section 5.20, none of the Stockholders has granted a proxy to any Person to exercise the rights of any such Stockholder under this Agreement or any other agreement to which such Stockholder is a party.

(f) In the event the CD&R Investor or CMH, as applicable, shall cease to have the right to designate a CD&R Designee or a CMH Designee in accordance with Section 2.8, the Principal Stockholder that previously had the right to designate such Director shall cause a Director designated by such Principal Stockholder to immediately resign and the Directors remaining in office shall decrease the size of the Board to eliminate such vacancy and no consent under Article SIXTH, clause (a)(xv) of the Charter shall be required in connection with such decrease. In the event the CD&R Investor or CMH, as applicable, shall cease to have the right to designate an Independent Director pursuant to Section 2.8, such Independent Director shall be permitted to serve the remainder of his or her term in office, but shall not be nominated to serve on the Board at the end of such term, and the Directors remaining in office shall decrease the size of the Board to eliminate such vacancy at the end of such term and no consent under Article SIXTH, clause (a)(xv) of the Charter shall be required in connection with such decrease.

(g) No Director shall be paid any compensation by the Company in connection with his or her services as a Director, except that the Chairman and the Independent Directors shall be compensated by the Company for their services as such, the amount and nature of which compensation shall be determined from time to time by the Board or the Compensation Committee. The Company shall reimburse each of the Directors for reasonable out-of-pocket expenses incurred by them for the purpose of attending meetings of the Board or committees thereof.

(h) The CD&R Investor and CMH shall have the right to representation on the board of directors of any Subsidiary of the Company in proportion to the relative number of Stockholder Designees and Independent Directors then designated by each of the CD&R Investor, on the one hand, and CMH, on the other hand (any such Subsidiary director designated by a Principal Stockholder in respect of an Independent Director position to meet the criteria necessary for designation of such director to the Board as an Independent Director), and the Company shall vote, or act by written consent, or cause its shares, whether owned directly or indirectly, in any such Subsidiary to be voted, or cause a written consent to be delivered with respect to such shares, to cause each such Person to be elected as a director of any such Subsidiary.

(i) Following any termination or resignation of the CEO and prior to the hiring of a replacement CEO pursuant to Section 2.5, an Operating Partner of CD&R Manager designated by the CD&R Investor who is then serving (or nominated to serve) as a CD&R Designee shall be entitled to serve as CEO on an interim basis (but for a period of no more than twelve months, unless CMH otherwise consents) until such replacement CEO is hired (during which time the Board seat to which the CEO Designee is entitled pursuant to Section 2.1(a)(v) shall remain vacant). Notwithstanding the foregoing provisions of this Section 2.1(i), if no replacement CEO has been hired with the Requisite Approval prior to the first anniversary of the former CEO’s termination or resignation, then the Independent Directors shall (i) consult with each of the Principal Stockholders as to their view of the appropriate candidate or candidates for the CEO position, and consider in good faith such views and (ii) select and hire a replacement CEO by vote of a majority of the Independent Directors (and without the need for the Requisite Approval) within fifteen months after the former CEO’s termination or resignation, and until such fifteen month anniversary, the CD&R Designee serving as the interim CEO as contemplated by this Section 2.1(i) shall continue to so serve.

(j) The rights of the Principal Stockholders are personal to the Principal Stockholders and shall not be exercised by any Transferee except that (i) the CD&R Investor may at the Closing Transfer a portion of its rights to CD&R Fund VIII for purposes of compliance with venture capital operating company rules, upon notice to the Company and the other Principal Stockholder, (ii) such rights of a Principal Stockholder (and in the case of the CD&R Investor, CD&R Fund VIII if a Transfer is made pursuant to clause (i) above) shall be Transferred to a Transferee who acquires at least 90% of the shares of Class A Common Stock that at the time of such Transfer are owned by the CD&R Holders if the transferors are CD&R Holders or CMH Holders if the transferors are CMH Holders, as the case may be, in a Governance Transfer (as such term is defined in the Charter) and (iii) such rights may be Transferred with the prior written consent of the other Principal Stockholder. The Company shall provide a Principal Stockholder that assigns any of its rights pursuant to this Section 2.1(j) with a written acknowledgement of and agreement to such transfer promptly upon the request of such Principal Stockholder.

SECTION 2.2. Actions of the Board. Except as otherwise required by law or in this Agreement, actions of the Board shall require the affirmative vote of at least a majority of the Directors present in person or by telephone at a duly convened meeting of the Board at which a quorum is present, or the unanimous written consent of the Board.

SECTION 2.3. Committees. (a) The Board shall establish an Executive Committee, Audit Committee, Governance Committee, Finance Committee and Compensation Committee, the power and authority of each to be set forth in the charters of such committees as approved from time to time by the Board and the Principal Stockholders (by the Requisite Approval) pursuant to the Bylaws and the Charter. The Chairman of the Executive Committee, the Finance Committee and the Compensation Committee shall be a CD&R Designee. The Chairman of the Audit Committee and the Governance Committee shall be a CMH Designee.

(b) The Directors comprising each committee shall be proportionate to, and shall reflect, the relative number of Stockholder Designees of, and Independent Directors designated by, the CD&R Investor, on the one hand, and CMH, on the other hand; provided, however, that so long as a Principal Stockholder has the right to designate at least one Director pursuant to Section 2.1, the Company shall cause the Executive Committee, Audit Committee, Governance Committee, Finance Committee, Compensation Committee or other committee of the Board (including, without limitation, any committee performing the functions usually reserved for the committees described above) to include at least one Stockholder Designee (who shall be a CD&R Designee or a CMH Designee, as applicable) of such Principal Stockholder.

(c) The Company shall cause its executive officers and other key employees identified by the Executive Committee to meet with the Executive Committee on at least a monthly basis, at dates and times to be determined by the Chairman of the Executive Committee, and to respond promptly and diligently to any inquiries by the Executive Committee relating to the Company.

SECTION 2.4. Change in CEO. (a) The Principal Stockholders shall, through the CMH Designees and the CD&R Designees, cooperate with each other in good faith to evaluate on a periodic basis the performance of the CEO and succession planning, and shall use all reasonable efforts to reach mutual agreement with respect to whether replacing the CEO at any time is in the best interests of the Company.

(b) In the event that, with respect to any two successive full fiscal year periods, the EBITDA of the Company in each such fiscal year is more than 10% less than the budgeted EBITDA established for such fiscal year as set forth in the applicable Annual Budget, the Principal Stockholders, through the CMH Designees and the CD&R Designees, shall engage in good faith discussions regarding the replacement of the CEO. In the event that the Principal Stockholders are unable to reach agreement with respect to such decision within 45 days following receipt of such Annual Financial Statements, at any time during the subsequent 90-day period, each of the Principal Stockholders shall be permitted to cause the termination of the CEO without the Requisite Approval, and if such Principal Stockholder notifies the other Principal Stockholder that it intends to exercise its rights hereunder to cause such termination, such other Principal Stockholder shall use reasonable best efforts to cooperate to cause such termination, including, without limitation, by causing its designees on the Board to take any action required to effect such termination. Following such termination, the provisions of Section 2.1(i) shall apply with respect to the service of a CD&R Designee as interim CEO.

(c) Following any termination or resignation of the CEO, the Stockholder Designees shall cause the Board to initiate promptly a search for a replacement CEO, the hiring of such replacement CEO to require approval in accordance with the Charter.

SECTION 2.5. Stockholder Consent Rights. (a) In connection with any vote or action by written consent of the stockholders of the Company relating to any matter requiring the Requisite Approval as specified in Article SIXTH of the Charter, each Stockholder agrees, with respect to any Equity Securities beneficially owned by such Stockholder with respect to which it has the power to vote, (i) to vote against (and not act by written consent to approve) such matter if such matter has not been consented to in accordance with Article SIXTH of the Charter and (ii) to take or cause to be taken, upon the written request of the CD&R Investor (if such matter has not been consented to by the CD&R Investor in accordance with Article SIXTH of the Charter) or CMH (if such matter has not been consented to by CMH in accordance with Article SIXTH of the Charter), all other reasonable actions, at the expense of the Company, required, to the extent permitted by law, to prevent the taking of any action by the Company with respect to a matter unless such matter has been consented to in accordance with Article SIXTH of the Charter.

(b) In order to effectuate the provisions of this Section 2.5, the CD&R Investor hereby irrevocably grants to and appoints each of the CD&R Designees as the CD&R Investor’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the CD&R Investor, to grant the CD&R Investor Stockholder Approval (as such term is defined in the Charter), which proxy may be exercised by any two CD&R Designees. In order to effectuate the provisions of this Section 2.5, CMH hereby irrevocably grants to and appoints each of the CMH Designees as CMH’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of CMH, to grant the CMH Stockholder Approval (as such term is defined in the Charter), which proxy may be exercised by any two CMH Designees. The Company hereby covenants and agrees not to take any action that constitutes a Veto Matter (as such term is defined in the Charter) without receipt of the Requisite Approval, and further covenants and agrees to cause each of its Subsidiaries not to take any action that would constitute a Veto Matter if taken by the Company without receipt of the Requisite Approval.

SECTION 2.6. Available Financial Information. (a) The Company will deliver, or will cause to be delivered, (x) the information listed in clause (i) and (ii) to the Principal Stockholders until such time as any such Principal Stockholder ceases to own any Equity Securities, and to any Transferee of the CD&R Holders or CMH Holders that (together with its Affiliates) owns at least the Minimum Governance Amount, and (y) the information set forth in clauses (iii) and (iv) to each Stockholder:

(i) as soon as available after the end of each monthly accounting period and in any event within thirty days thereafter, an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such monthly period and consolidated statements of operations, income, cash flows, retained earnings and stockholders’ equity of the Company and its Subsidiaries, for each month and for the current fiscal year of the Company to date, prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of notes thereto), together with a comparison of such statements to the corresponding periods of the prior fiscal year and to the Company’s business plan then in effect and approved by the Board;

(ii) an annual budget, a business plan and financial forecasts for the Company for the next fiscal year of the Company (the “Annual Budget”), no later than thirty days before the beginning of the Company’s next fiscal year, in such manner and form as approved by the Board, which shall include at least a projection of income and a projected cash flow statement for each fiscal quarter in such fiscal year and a projected balance sheet as of the end of each fiscal quarter in such fiscal year, in each case prepared in reasonable detail, with appropriate presentation and discussion of the principal assumptions upon which such budgets and projections are based, which shall be accompanied by the statement of the CEO or chief financial officer or equivalent officer of the Company to the effect that such budget and projections are based on reasonable and good faith estimates and assumptions made by the management of the Company for the respective periods covered thereby; it being recognized that such budgets and projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by them may differ from the projected results. Any material changes in such Annual Budget shall be delivered to the applicable Stockholders as promptly as practicable after such changes have been approved by the Board;

(iii) as soon as available after the end of each fiscal year of the Company, and in any event within ninety days thereafter, (A) the annual financial statements required to be filed by the Company pursuant to the Exchange Act or (B) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the opinion of independent public accountants of recognized national standing selected by the Company, and a Company-prepared comparison to the Company’s Annual Budget for such year as approved by the Board (the “Annual Financial Statements”); and

(iv) as soon as available after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five days thereafter, (A) the quarterly financial statements required to be filed by the Company pursuant to the Exchange Act or (B) an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of each such quarterly period, and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such period and for the current fiscal year to date, prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of notes thereto) and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and to the Company’s Annual Budget then in effect as approved by the Board, all in reasonable detail and certified by the principal financial or accounting officer of the Company.

(b) Other Information. The Company covenants and agrees to deliver to each Stockholder that (together with its Affiliates) owns at least the Minimum Governance Amount, with reasonable promptness, such other information and data (including such information and reports made available to any lender of the Company or any of its Subsidiaries under any credit agreement or otherwise) with respect to the Company and each of its Subsidiaries as from time to time may be reasonably requested by any such Stockholder.

SECTION 2.7. Access. Subject to the provisions of Section 5.4, the Company shall, and shall cause its Subsidiaries, officers, directors, employees, auditors and other agents to, so long as a Principal Stockholder (together with its Affiliates) owns at least the Minimum Governance Amount, (a) afford the officers, employees, auditors and other agents of such Stockholder, during normal business hours and upon reasonable notice reasonable access at all reasonable times to its officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to all books and records, and (b) afford such Stockholder the opportunity to discuss the affairs, finances and accounts of the Company and its Subsidiaries with their respective officers from time to time as each such Stockholder may reasonably request.

SECTION 2.8. Termination of Rights.

(a) Notwithstanding Section 2.1, at such time as the CD&R Holders or CMH Holders shall cease to own at least the Threshold Governance Amount, the CD&R Investor or CMH, as applicable, shall cease to have the right to designate more than two Directors pursuant to Section 2.1(a)(i) or Section 2.1(a)(ii), as applicable, provided, however, that this Section 2.8(a) shall not affect such Stockholder’s right to designate Independent Directors pursuant to Section 2.1(a)(iii) or Section 2.1(a)(iv), as applicable.

(b) Notwithstanding Section 2.1, at such time as the CD&R Holders or CMH Holders shall cease to own at least 20% of the issued and outstanding shares of Class A Common Stock, the CD&R Investor or CMH, as applicable, shall (i) cease to have the right to designate any Independent Directors pursuant to Section 2.1(a)(iii) or Section 2.1(a)(iv), as applicable; provided, however, that this Section 2.8(b) shall not affect such Stockholder’s right to designate two Directors pursuant to Section 2.1(a)(i) or Section 2.1(a)(ii), as applicable and (ii) cease to have the right to prevent the taking of any action by the Company pursuant to Section 2.5 (and Article SIXTH of the Charter).

(c) Notwithstanding Section 2.1, at such time as the CD&R Holders or CMH Holders shall cease to own at least 10% of the issued and outstanding shares of Common Stock, the CD&R Investor or CMH, as applicable, shall cease to have the right to designate more than one Director pursuant to Section 2.1(a)(i) or Section 2.1(a)(ii), as applicable.

(d) Notwithstanding Section 2.1, at such time as the CD&R Holders or CMH Holders shall cease to own at least the Minimum Governance Amount, the CD&R Investor or CMH, as applicable, shall (i) cease to have the right to designate any Directors (including Independent Directors) pursuant to Section 2.1 and (ii) cease to have any rights or obligations pursuant to Sections 2.3 and 2.4.

(e) Notwithstanding the foregoing provisions of this Section 2.8, in the event that the CD&R Investor ceases to have the right to appoint a Director pursuant to this Agreement and owns shares and, at such time, the CD&R Investor or any Permitted Transferee of the CD&R Investor intends to qualify as a “venture capital operating company” (as defined in U.S. Department of Labor regulation sec. 2510.3-101 (the “Plan Asset Regulation”)), the CD&R Investor shall continue to have the right to designate one CD&R Designee pursuant to Section 2.1.

SECTION 2.9. Certificate of Incorporation and Bylaws. As of the date of effectiveness of this Agreement, the Charter and the Bylaws shall be in the forms attached hereto as Exhibits B and C, respectively. The rights and obligations of the Stockholders with respect to the Company shall be determined pursuant to the DGCL, the Charter, the Bylaws and this Agreement. To the extent that the rights or obligations of a Stockholder are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement, to the extent permitted by the DGCL and the Charter, shall control.

SECTION 2.10. Headquarters. The worldwide corporate headquarters and principal office of the Company shall be at such place as the Board may designate from time to time. From and after the Closing Date, until changed in accordance with Article SIXTH of the Charter, the worldwide corporate headquarters and principal office of the Company will be located in the Sturtevant, Wisconsin, U.S.A. area.

ARTICLE III

TRANSFERS

SECTION 3.1. Rights and Obligations of Transferees.

(a) Except with the prior written consent of the Principal Stockholders, no Transferee of any Stockholder, except a Transferee of a Principal Stockholder who is Transferred the rights of a Principal Stockholder pursuant to Section 2.1(j)(ii), shall be entitled to any rights under this Agreement other than the tag-along right set forth in Section 3.4 and the equity purchase right set forth in Section 4.1.

(b) Subject to the last sentence of this Section 3.1(b), prior to the consummation of a Transfer by any Stockholder or any Transferee, as a condition thereto, the applicable Transferee or subsequent Transferee shall agree in writing in the form attached as Exhibit A hereto to assume all of the obligations in this Agreement applicable to the Transferring Stockholder with respect to the Equity Securities being Transferred. Notwithstanding the foregoing, a Transferee of Equity Securities that is not an Affiliate of the Stockholder making such Transfer shall not be bound by any of the terms and conditions of this Agreement or the Registration Rights Agreement following a Qualified IPO.

SECTION 3.2. Transfer Restrictions.

(a) Prior to the fourth anniversary of the Closing Date, each Stockholder hereby agrees that such Stockholder shall not Transfer any of its Equity Securities at any time other than (i) Transfers of its Equity Securities to Permitted Transferees, (ii) de minimis Transfers constituting (together with any other de minimis Transfers previously made by such Stockholder and its Permitted Transferees pursuant to this clause, and taking into account any stock split, combination, reclassification or similar transaction) no more than 1% of the issued and outstanding shares of Common Stock and (iii) with the prior written consent of the Principal Stockholders and subject to compliance with applicable securities laws and Sections 3.3 and 3.4.

(b) Following the fourth anniversary of the Closing Date, if the Company has not completed a Qualified IPO, each Stockholder may freely Transfer its Equity Shares without restriction subject to compliance with applicable securities laws and Sections 3.3 and 3.4, and subject to the tag-along rights of Unilever arising under the Unilever Warrant and pursuant to Section 9(b) of the Registration Rights Agreement; provided, that, without the prior written consent of the Principal Stockholders, prior to the sixth anniversary of the Closing Date, no Stockholder shall Transfer any Equity Securities to a purchaser other than a Financial Party who shall agree in writing to not Transfer any Equity Securities to any purchaser other than a Financial Party prior to the sixth anniversary of the Closing Date.

(c) Notwithstanding any other provision in this Agreement to the contrary, each Stockholder may Transfer its Equity Securities (i) if the Company has completed a Qualified IPO and (ii) if the Company is conducting a Qualified IPO, pursuant to an effective registration statement under the Securities Act in connection with such Qualified IPO, in each case, subject only to compliance with applicable securities laws and applicable and customary underwriter restrictions as well as the Registration Rights Agreement.

(d) Each Stockholder shall as promptly as practicable provide the Stockholders and the Company with written notice of any Transfer made in accordance with Section 3.2(a) or (b).

SECTION 3.3. Right of First Offer. So long as the Company has not completed a Qualified IPO, no Stockholder shall Transfer any of its Equity Securities other than to a Permitted Transferee or in connection with a Qualified IPO as a part of such registered offering except as set forth below:

(a) Prior to any Transfer of Equity Securities by a Stockholder (the “Offering Holder”), the Offering Holder shall deliver to the Company and to each other Stockholder that is not an Affiliate of the Offering Holder or its Equity Purchase Assignee (collectively, excluding the Company, the “ROFO Recipients”) written notice (the “Offer Notice”), stating such Offering Holder’s intention to effect such a Transfer, the number of Equity Securities subject to such Transfer (the “Offered Securities”), the price the Offering Holder proposes to be paid for the Offered Securities (the “First Offer Price”), and the other material terms and conditions of the proposed Transfer. The Offer Notice may require that the consummation of any sale of the Offered Securities to the Company or the ROFO Recipients occur no less than 15 days, and no later than 60 days, after the date of the Offer Notice.

(b) Upon receipt of the Offer Notice, the Company will have an irrevocable non-transferable option to purchase all or a portion of the Offered Securities at the First Offer Price and otherwise on the terms and conditions described in the Offer Notice (the “First Offer”). The Company shall, within 15 days from receipt of the Offer Notice, indicate whether or not it has accepted the First Offer by sending irrevocable written notice (the “Acceptance Notice”) of any such acceptance to the Offering Holder and the ROFO Recipients indicating the number of Offered Securities to be purchased, if any (the “Company Elected Securities”), and the Company

shall then be obligated to purchase any such Company Elected Securities on the terms and conditions set forth in the Offer Notice. In the event the Company elects not to purchase any or all of the Offered Securities, the ROFO Recipients shall have the right to purchase up to a number of shares equal to such ROFO Recipient’s Pro Rata Portion of the Offered Securities other than the Company Elected Shares, if any. Each of the ROFO Recipients shall, within 15 days from receipt of the Company’s Acceptance Notice, send an irrevocable written notice (the “ROFO Recipient Notice”) to the Offering Holder and the Company if it has accepted the First Offer and, if so, the portion of such ROFO Recipient’s Pro Rata Portion that it will purchase. The ROFO Recipient shall then be obligated to purchase such number of Offered Securities set forth in the ROFO Recipient Notice on the terms and conditions set forth in the Offer Notice.

(c) If following the procedures set forth in paragraph (b), neither the Company nor the ROFO Recipients (in the aggregate) have elected to purchase all of the Offered Securities pursuant to this Section 3.3, then the applicable Offering Holder shall be free for a period of six months from the date acceptance notices from the ROFO Recipients were due to be received by the applicable Offering Holder, to enter into definitive agreements to Transfer the Offered Securities not being acquired pursuant to Section 3.3(b), for consideration having a value not less than 90% of the First Offer Price; provided that any such definitive agreement provides for the consummation of such Transfer to take place within six months from the date of such definitive agreement and is otherwise on terms not more favorable to the transferee in any material respect than were contained in the Offer Notice.

(d) If neither the Company nor the ROFO Recipients (in the aggregate) exercise their respective options to purchase all of the Offered Securities at the First Offer Price and the applicable Offering Holder has not entered into a definitive agreement described in Section 3.3(c) within 135 days from the date acceptance notices from the ROFO Recipients were due to be received by the applicable Offering Holder, or the Offering Holder has entered into such an agreement but has not consummated the sale of such securities within 135 days from the date of such notices, then the provisions of this Section 3.3 shall again apply, and such Offering Holder shall not Transfer or offer to Transfer such Equity Securities not so Transferred without again complying with this Section 3.3.

(e) Upon exercise by the Company and/or the ROFO Recipients, as the case may be, of their respective rights of first offer under this Section 3.3, the Company and/or the ROFO Recipients, as the case may be, and the applicable Offering Holder shall be legally obligated to consummate the purchase contemplated thereby and shall use commercially reasonable efforts to secure any governmental authorization required, to comply as soon as reasonably practicable with all applicable laws and to take all such other actions and to execute such additional documents as are reasonably necessary or appropriate in connection therewith and to consummate the purchase of the Offered Securities as promptly as practicable.

(f) This Section 3.3 shall not apply to (i) any de minimis Transfer that is (or, after the fourth anniversary of the Closing, would if applicable be) permitted under Section 3.2(a) or (ii) any Drag Transaction.

SECTION 3.4. Tag-Along Right. (a) In the event of a proposed Transfer of Equity Securities by a Stockholder (collectively, a “Transferring Stockholder”), each Stockholder (other than the Transferring Stockholder) shall have the right to participate in the Transfer in the manner set forth in this Section 3.4. Prior to any such Transfer, the Transferring Stockholder shall deliver to the Company prompt written notice (the “Transfer Notice”), which the Company will forward to the Stockholders (other than the Transferring Stockholder, the “Tag-Along Participants”), which notice shall state (i) the name of the proposed Transferee, (ii) the number of Equity Securities proposed to be Transferred (the “Transferred Securities”), (iii) the proposed purchase price therefor, including a description of any non-cash consideration sufficiently detailed to permit the determination of the fair market value thereof, and (iv) the other material terms and conditions of the proposed Transfer, including the proposed Transfer date (which date may not be less than 30 days after delivery of the Transfer Notice). Such notice shall be accompanied by a written offer from the proposed Transferee to purchase the Transferred Securities. Each Tag-Along Participant may Transfer to the proposed Transferee identified in the Transfer Notice its Pro Rata Portion of such Tag-Along Participant’s Equity Securities by giving written notice (the “Tag-Along Acceptance Notice”) to the Company (who shall forward such notice to the other Tag-Along Participants within five days of the Company’s receipt) and to the Transferring Stockholder within 10 days after receipt of the Transfer Notice, stating that such Tag-Along Participant elects to exercise its tag-along right under this Section 3.4 and stating the maximum number of shares sought to be Transferred by such Tag-Along Participant. Each Tag-Along Participant shall be deemed to have waived its tag-along right hereunder if it either fails to give notice within the prescribed time period or if such Tag-Along Participant purchases Equity Securities from the Transferring Stockholder in exercising its right of first offer pursuant to Section 3.3. The proposed Transferee of Transferred Securities will not be obligated to purchase a number of Equity Securities exceeding that set forth in the Transfer Notice and in the event such Transferee elects to purchase less than all of the additional Equity Securities sought to be Transferred by the Tag-Along Participants, the number of Equity Securities to be Transferred by the Transferring Stockholder and each of the Tag-Along Participants shall be reduced by recalculating the allocation set forth in this Section 3.4(a) assuming such smaller number of Transferred Securities.

(b) Each Tag-Along Participant, in exercising its tag-along right hereunder, may participate in the Transfer by delivering to the Transferring Stockholder at the closing of the Transfer of the Transferring Stockholder’s Transferred Securities to the Transferee certificates representing the Transferred Securities to be Transferred by such holder, duly endorsed for transfer or accompanied by stock powers duly executed, in either case executed in blank or in favor of the applicable purchaser against payment of the aggregate purchase price therefor by wire transfer of immediately available funds. Each Tag-Along Participant and the Transferring Stockholder shall receive consideration in the same form and per share amount after deduction of such Stockholder’s proportionate share of the related expenses; provided, however, that if the Transferring Stockholder is given an option as to the form and amount of consideration to be received, all Tag-Along Participants will be given the same option. Each Tag-Along Participant shall agree to make customary representations, and shall agree to customary covenants, indemnities and agreements so long as they are made severally and not jointly; provided, that (i) any general indemnity given by the Transferring Stockholder, applicable to liabilities not specific to the Transferring Stockholder, to the Transferee in connection with such sale shall be apportioned among the Tag-Along Participants and the Transferring Stockholder on a pro rata basis, based on the consideration received by each such Stockholder in respect of its Equity Securities to be Transferred and shall not exceed such Stockholder’s net proceeds from the sale, (ii) any representation relating specifically to a Stockholder and/or its ownership of the Equity Securities to be Transferred shall be made only by such Stockholder and (iii) in no event shall any Tag-Along Participant be obligated to agree to any non-competition covenant, employee non-solicit covenant or other similar agreement restricting the business operations of the Stockholder as a condition to participating in such Transfer. The fees and expenses incurred in connection with a Tag-Along Transfer and for the benefit of all Stockholders (it being understood that costs incurred by or on behalf of a Stockholder for his, her or its sole benefit will not be considered to be for the benefit of all Stockholders), to the extent not paid or reimbursed by the Company or the Transferee, shall be shared by all Tag-Along Participants and the Transferring Stockholder on a pro rata basis, based on the consideration received by each such Stockholder in respect of its Equity Securities to be Transferred; provided that no such Tag-Along Participant shall be obligated to make any out-of-pocket expenditure in respect of such fees or expenses prior to the consummation of the such Transfer (excluding de minimis expenditures). The proposed Transfer date may be extended beyond the date described in the Transfer Notice to the extent necessary to obtain required governmental approvals and other required third party approvals and the Company and the Stockholders shall use their respective reasonable best efforts to obtain such approvals. The Transferring Stockholder shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Transfer subject to this Section 3.4 and the terms and conditions thereof. No Stockholder or Affiliate of a Stockholder shall have any liability to any other Stockholder or the Company arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Transfer subject to this Section 3.4 except to the extent such Stockholder shall have failed to comply with the provisions of this Section 3.4.

(c) Notwithstanding the foregoing requirements of this Section 3.4, the Transferring Stockholder may satisfy its obligations under this Section 3.4 by proceeding with the Transfer of the Transferred Securities and, after the closing of such Transfer, acquiring the Equity Securities that each electing Tag-Along Participant was otherwise entitled to sell under this Section 3.4 on the same terms and conditions as the Transfer by the Transferring Stockholder of such Transferred Securities.

(d) If the CD&R Holders or the CMH Holders wish to transfer at least 90% of their Equity Securities in a Transfer in which the rights of a Principal Stockholder are transferred pursuant to Section 2.1(j)(ii), and the other Principal Stockholder and the members of its group exercise their rights under this Section 3.4 with respect to some or all of their Equity Securities, then the Principal Stockholders shall negotiate reasonably and in good faith with each other and the proposed acquirer of such Equity Securities to agree upon governance arrangements for the Company after the consummation of such transaction that reflect the relative interests of each stockholder based on the principles set forth in this Agreement, which agreement will be a condition to the consummation of the proposed Transfer.

(e) The following Transfers of Equity Securities by a Stockholder shall not be subject to the tag-along rights provided by this Section 3.4: (i) Transfers to Permitted Transferees of such Stockholder, (ii) Transfers following an IPO or in connection with a Qualified IPO as a part of such registered offering, (iii) any de minimis Transfer that is (or, after the fourth anniversary of the Closing, would if applicable be) permitted under Section 3.2(a) and (iv) Transfers pursuant to a Drag Transaction.

SECTION 3.5. Drag-Along Right. (a) Subject to Section 3.5(j), following the date that is 90 days after the sixth anniversary of the Closing Date, so long as the Company has not completed a Qualified IPO, if the CD&R Investor, on the one hand, or CMH, on the other hand (as applicable, the “Initiating Stockholder”), together with its Permitted Transferees and their respective Equity Purchase Assignees owns at least the Threshold Governance Amount and desires (together with its Permitted Transferees) to Transfer a number of Equity Securities to a non-Affiliate of such Initiating Stockholder, in a single transaction or series of related transactions (other than Transfers pursuant to the Registration Rights Agreement or Transfers to any Permitted Transferees of the Initiating Stockholder) such that the transaction would result in the sale of at least 90% of the Equity Securities held by CD&R Holders or CMH Holders, as the case may be (a “Drag Transaction”), then if requested by the Initiating Stockholder each other Stockholder (together with its Affiliates) (collectively, a “Selling Stockholder”) shall be required to sell the same proportion of its Equity Securities as is being Transferred by the Initiating Stockholder and its Affiliates in such Drag Transaction in accordance with this Section 3.5. The Requisite Approval shall not be required for any Drag Transaction.

(b) The consideration to be received by a Selling Stockholder shall be the same form and amount of consideration per share to be received by the Initiating Stockholder, and the terms and conditions of such Drag Transaction shall be the same as those upon which the Initiating Stockholder sells its Equity Securities. In connection with the Drag Transaction, the Selling Stockholder will agree to make or agree to the same customary representations, covenants, indemnities and agreements as the Initiating Stockholder so long as they are made severally and not jointly and the liabilities thereunder are borne on a pro rata basis based on the consideration to be received by each Stockholder; provided, however, that (i) any general indemnity given by the Initiating Stockholder, applicable to liabilities not specific to the Initiating Stockholder, to the purchaser in connection with such sale shall be apportioned among the Selling Stockholders according to the consideration received by each Selling Stockholder and shall not exceed such Selling Stockholder’s proceeds from the sale and (ii) any representation relating specifically to a Selling Stockholder shall be made only by that Selling Stockholder and any indemnity given with respect to such representation shall be given only by such Selling Stockholder and provided, further, that any representation made by a Selling Stockholder shall relate only to such Selling Stockholder and its Equity Securities.

(c) In connection with any Drag Transaction, each Selling Stockholder shall be required to vote, if such a vote is required by this Agreement or otherwise, its Equity Securities in favor of such Drag Transaction at any meeting of the Company’s stockholders called to vote on or approve such Drag Transaction and/or to consent in writing to such Drag Transaction, to use its reasonable best efforts to cause any individuals designated by such Selling Stockholder to serve on the Board to vote in favor of such Drag Transaction at any meeting of the Board called to vote on or approve such Drag Transaction and/or to consent in writing to such Drag Transaction and raise no objection thereto, and the Stockholders and the Company shall take all other actions necessary or reasonably required to cause, and shall not interfere with, the consummation of such Drag Transaction on the terms and conditions proposed by the Initiating Stockholder, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments, furnishing information and copies of documents, and filing applications, reports, returns and other documents or instruments with governmental authorities. Without limiting the foregoing, (i) if the proposed Drag Transaction is structured as a sale of assets or a merger or consolidation, then each Stockholder shall vote or cause to be voted all Equity Securities that such Stockholder holds or with respect to which such Stockholder has the power to direct the voting and which are entitled to vote on such transaction in favor of such transaction and shall waive any dissenter’s rights, appraisal rights or similar rights which such Stockholder may have in connection therewith and (ii) if the proposed Drag Transaction is structured as or involves a sale or redemption of Equity Securities, then each Stockholder shall agree to sell such Stockholder’s pro rata share of Equity Securities being sold in such Drag Transaction on the terms and conditions approved by the Board or proposed by the Initiating Stockholder, as applicable, and such Stockholders shall execute all documents necessary or reasonably required to effectuate such Drag Transaction.

(d) The fees and expenses, other than those payable to any Stockholder or any of their respective Affiliates, incurred in connection with a Drag Transaction under this Section 3.5 and for the benefit of all Stockholders (it being understood that costs incurred by or on behalf of a Stockholder for his, her or its sole benefit will not be considered to be for the benefit of all Stockholders), to the extent not paid or reimbursed by the Company or the Transferee or acquiring Person, shall be shared by all the Stockholders on a pro rata basis, based on the consideration received by each Stockholder; provided that no Stockholder shall be obligated to make any out-of-pocket expenditure prior to the consummation of the Drag Transaction consummated pursuant to this Section 3.5 (excluding de minimis expenditures).

(e) The Initiating Stockholder shall provide written notice (the “Drag-Along Notice”) to each other Selling Stockholder of any proposed Drag Transaction as soon as practicable following its exercise of the rights provided in Section 3.5(a). The Drag-Along Notice will include the material terms and conditions of the Drag Transaction, including (i) the name and address of the proposed transferee, (ii) the proposed amount and form of consideration and (iii) the proposed Transfer date, if known. The Initiating Stockholder will deliver or cause to be delivered to each Selling Stockholder copies of all transaction documents relating to the Drag Transaction promptly as the same become available.

(f) If any holders of Equity Securities of any class are given an option as to the form and amount of consideration to be received, all holders of Equity Securities of such class will be given the same option.

(g) At least five Business Days prior to the consummation of the Drag Transaction, each Selling Stockholder shall deliver to the Company to hold in escrow pending transfer of the consideration therefor, the duly endorsed certificate or certificates representing the Equity Securities held by such Selling Stockholder to be sold, and a stock power and limited power-of-attorney authorizing the Company to take all actions necessary to sell or otherwise dispose of such securities. In the event that a Selling Stockholder should fail to deliver such certificates and documentation, the Company shall cause the books and records of the Company to show that such Equity Securities are bound by the provisions of this Section 3.5 and that such securities may only be Transferred to the purchaser in such Drag Transaction.

(h) Any Selling Stockholder whose assets (“Plan Assets”) constitute assets of one or more employee benefit plans and are subject to Part IV of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), shall not be obligated to sell to any Person to whom the sale of any Equity Securities would constitute a non-exempt “prohibited transaction” within the meaning of ERISA or the Code, provided, however, that if so requested by the Initiating Stockholder: (i) such Selling Stockholder shall have taken commercially reasonable efforts to (x) structure its sale of Equity Securities so as not to constitute a non-exempt “prohibited transaction” or (y) obtain a ruling from the Department of Labor to the effect that such sale (as originally proposed or as restructured pursuant to clause (i)(x)) does not constitute a non-exempt “prohibited transaction” and (ii) such Selling Stockholder shall have delivered to the Initiating Stockholder an opinion of nationally recognized outside counsel to the effect that such sale (as originally proposed or as restructured pursuant to clause (i)(x)) would constitute a non-exempt “prohibited transaction.”

(i) Upon the consummation of the Drag Transaction, the acquiring Person shall remit directly to the Selling Stockholder, by wire transfer if available and if requested by the Selling Stockholder, the consideration for the securities sold pursuant thereto.

(j) The Initiating Stockholder shall, in its sole discretion, decide whether or not to pursue, consummate, postpone or abandon any proposed Transfer subject to this Section 3.5 and the terms and conditions hereof. No Stockholder or Affiliate of a Stockholder shall have any liability to any other Stockholder or the Company arising from, relating to or in connection with the pursuit, consummation, postponement, abandonment or terms and conditions of any proposed Transfer subject to this Section 3.5, except to the extent such Stockholder shall have failed to comply with the provisions of this Section 3.5.

(k) In the event that an Initiating Stockholder provides a Drag-Along Notice to the Selling Stockholders and the other Principal Stockholder does not wish such Drag Transaction to occur, such other Principal Stockholder (so long as such other Principal Stockholder (together with its Permitted Transferees and their respective Equity Purchase Assignees) owns at least the Threshold Governance Amount) may, upon delivery of a Call Notice to the Initiating Stockholder, exercise a Call Option to acquire all the Equity Securities owned and proposed to be sold in the Drag Transaction by the Initiating Stockholder, its Permitted Transferees and their respective Equity Purchase Assignees, on the terms and conditions set forth in this Section 3.5(k) and in Section 3.8. The Call Notice shall be delivered no more than 30 days after receipt by such Principal Stockholder of the Drag-Along Notice. A Principal Stockholder that has exercised a Call Option pursuant to Section 3.7(k) shall consummate the purchase of all of such Equity Securities within the later of (i) 90 days after delivery of the Drag-Along Notice and (ii) two Business Days after the last to occur of (A) the last Qualified Bank submitting its determination of the Appraised Value pursuant to Section 3.8(b) and (B) the obtaining of any regulatory approvals required by law as a condition to the closing of such Call Option. If such Principal Stockholder fails to comply with its obligation to consummate such Call Option, (x) the Initiating Stockholder may pursue all available remedies at law and in equity and (y) without prejudice to such remedies, the Drag Transaction shall proceed as though such Call Option had not been exercised, subject to the Initiating Stockholder’s right to delay or terminate such Drag Transaction in accordance with Section 3.5(j).

(l) If within twelve months following the closing of a Call Option effected pursuant to Section 3.5(k) all or substantially all of the outstanding Equity Securities or assets of the Company and its Subsidiaries are, directly or indirectly, Transferred or sold (whether by way of sale, merger, consolidation, combination, exchange, asset sale or otherwise), in a transaction or series of related transactions, for a per Equity Security price (including any escrowed amounts and the present value of any contingent payments) that is higher than the per Equity Security price paid in such Call Option (the difference between the former price and the latter price, the “Excess Price”), the Principal Stockholder that initiated the Call Option or the Company shall, as a condition to and prior to or simultaneously with the closing of such transaction, pay such Initiating Stockholder the Excess Price in cash that such Initiating Stockholder, its Permitted Transferees and their respective Equity Purchase Assignees would have received had they remained holders of the Equity Securities sold in the Call Option at the closing of such transaction.

SECTION 3.6. Recapitalization Transaction. (a) Following the fourth anniversary of the Closing Date, so long as the Company has not completed a Qualified IPO each of the Principal Stockholders shall be permitted (so long as such initiating Principal Stockholder (together with its Permitted Transferees and their respective Equity Purchase Assignees) owns at least the Threshold Governance Amount), by delivery of written notice to the Company and the other Principal Stockholder, to cause the Company and its Subsidiaries to effect, in one or more transactions, a recapitalization of the Company (the “Recapitalization Transaction”), in which cash of the Company and its Subsidiaries, whether on hand or obtained by the incurrence of indebtedness to a Financial Party, is distributed to all holders of Common Stock on a pro rata basis. The Principal Stockholder initiating the Recapitalization Transaction shall have the right, in its reasonable discretion, to determine the terms and conditions of such Recapitalization Transaction including, without limitation, the amount and terms of any new indebtedness incurred by the Company and its Subsidiaries in connection with the Recapitalization Transaction and the application of the net proceeds thereto; provided, however, that such authority shall not extend to any terms or conditions that provide a financial benefit, directly or indirectly (except proportionately as a Stockholder), to such Principal Stockholder, including a transaction fee, expense reimbursement (other than pursuant to Section 3.6(d)) or other payment (collectively, “Collateral Benefits”).

(b) Notwithstanding any other provision of this Section 3.6, the Company and its Subsidiaries shall not undertake any Recapitalization Transaction to the extent that, immediately after giving effect to such Recapitalization Transaction, the Company or any of its Subsidiaries would violate any provision of the DGCL. The Company and its Subsidiaries shall take such steps in accordance with the DGCL, including Section 170 thereof, as are necessary to determine whether any such Recapitalization Transaction would violate any provision of the DGCL, including instructing its independent auditors to prepare such calculations and reports as may be necessary to assist in such determination. Prior to the consummation of any Recapitalization Transaction, the Company shall have delivered to the Principal Stockholders the opinion of a nationally recognized independent valuation firm selected by the Company and reasonably acceptable to each of the Principal Stockholders attesting to the solvency of the Company and its Subsidiaries on a consolidated basis immediately after the closing of the Recapitalization Transaction, which opinion shall be in customary form.

(c) In connection with any Recapitalization Transaction, each Stockholder shall be required (i) to vote, if such a vote is required by this Agreement or otherwise, its Equity Securities in favor of such Recapitalization Transaction at any meeting of the Company’s stockholders called to vote on or approve such Recapitalization Transaction and/or to consent in writing to such Recapitalization Transaction, and (ii) to use its reasonable best efforts to cause any individuals designated by such Stockholder to serve on the Board to vote in favor of such Recapitalization Transaction at any meeting of the Board called to vote on or approve such Recapitalization Transaction and/or to consent in writing to such Recapitalization Transaction and raise no objection thereto. Subject to Section 3.6(b), the Stockholders and the Company shall take all other actions necessary or reasonably required to cause, and shall not interfere with, the consummation of such Recapitalization Transaction on the terms and conditions proposed by the Principal Stockholder initiating the Recapitalization Transaction, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments; furnishing information and copies of documents, filing applications, reports, returns and other documents or instruments with governmental authorities, and otherwise cooperating with such Principal Stockholder for the purposes of effectuating a Recapitalization Transaction. The obligations of Stockholders set forth in this Section 3.6(c) shall not apply to any terms of a Recapitalization Transaction that would provide a Collateral Benefit to a Principal Stockholder.

(d) The Company shall pay, and reimburse the Principal Stockholder initiating a Recapitalization Transaction for, all out-of-pocket fees and expenses, other than those payable to any Stockholder or any of their respective Affiliates, incurred in connection with the Recapitalization Transaction for the benefit of all holders of Common Stock (it being understood that costs incurred by or on behalf of a Stockholder for his, her or its sole benefit will not be considered to be for the benefit of all such holders).

SECTION 3.7. Initiation of Qualified IPO. (a) Following the fourth anniversary of the Closing Date, if the Company has not completed a Qualified IPO each of the Principal Stockholders (the initiating Stockholder, the “IPO Initiating Stockholder”) shall be permitted (so long as the IPO Initiating Stockholder (together with its Permitted Transferees and their respective Equity Purchase Assignees) owns at least the Threshold Governance Amount) to cause the Company to consummate a Qualified IPO, without the Requisite Approval, pursuant to which each Stockholder shall have the right to sell a portion of its Equity Securities in accordance with the Registration Rights Agreement. The Company shall issue and sell in the Qualified IPO the number of shares of Common Stock that the Company is recommended to issue and sell by the lead underwriter of such Qualified IPO as determined in its reasonable judgment to avoid any adverse affect on the success, pricing or other terms of the Qualified IPO. If the IPO Initiating Stockholder notifies the other Principal Stockholder and the Company in writing that it intends to exercise its rights hereunder to cause a Qualified IPO (the “IPO Initiation Notice”), such other Principal Stockholder, its Affiliates, the other Stockholders and the Company shall use their reasonable best efforts to cause such Qualified IPO to occur, including, without limitation, causing (in the case of a Principal Stockholder) its designees on the Board to take any action required to effect such Qualified IPO, and to issue and sell the Common Stock to be sold by the Company in the Qualified IPO, and taking all actions required under the Registration Rights Agreement in connection therewith. At any time after the delivery of the IPO Initiation Notice but prior to the closing of the Qualified IPO, the IPO Initiating Stockholder may request by written notice to the Company and the other Principal Stockholder, and upon receipt of such request the Company shall, defer the consummation of the Qualified IPO for a period or periods of up to six months as specified by the IPO Initiating Stockholder or terminate the Qualified IPO; provided that if the IPO Initiating Stockholder terminates the Qualified IPO such Stockholder may not deliver another IPO Initiation Notice until six months after such termination.

(b) If an IPO Initiating Stockholder delivers the IPO Initiation Notice and the other Principal Stockholder does not wish such Qualified IPO to occur, such other Principal Stockholder (so long as such other Principal Stockholder (together with its Permitted Transferees and their respective Equity Purchase Assignees) owns at least the Threshold Governance Amount) may, upon delivery of a Call Notice exercise a Call Option to acquire all of the Equity Securities owned by the IPO Initiating Stockholder, its Permitted Transferees and their respective Equity Purchase Assignees, on the terms and conditions set forth in this Section 3.7 and Section 3.8. The Call Notice shall be delivered within 15 days after the delivery of the IPO Initiation Notice.

(c) A Principal Stockholder that has exercised a Call Option pursuant to Section 3.7(b) shall consummate the purchase of all of the Equity Securities owned by the IPO Initiating Stockholder, its Permitted Transferees and their respective Equity Purchase Assignees within the later of (i) 90 days after delivery of the IPO Initiation Notice and (ii) two Business Days after the last to occur of (A) the last Qualified Bank submitting its determination of the Appraised Value pursuant to Section 3.8(b) and (B) the obtaining of any regulatory approvals required by law as a condition to the closing of such Call Option. If such Principal Stockholder fails to comply with its obligation to consummate such Call Option, (x) the IPO Initiating Stockholder may pursue all available remedies at law and in equity and (y) without prejudice to such remedies, the Qualified IPO shall proceed as though such Call Option had not been exercised, subject to the IPO Initiating Stockholder’s right to delay or terminate such Qualified IPO in accordance with Section 3.7(a).

SECTION 3.8. Call Option.

(a) A Principal Stockholder exercising its right (a “Call Option”) to acquire all Equity Securities of the other Principal Stockholder, its Permitted Transferees and their respective Equity Purchase Assignees pursuant to Section 3.5 or 3.7 shall deliver written notice (a “Call Notice”) in accordance with the terms of such Section to the Initiating Stockholder or IPO Initiating Stockholder, as the case may be, stating its intent to exercise such Call Option, which notice shall constitute a binding and irrevocable obligation by such Principal Stockholder to purchase all such Equity Securities for cash consideration in the amount of the Appraised Value and otherwise on the terms set forth in this Section 3.8. The Call Notice shall contain a representation and warranty for the benefit of the Initiating Stockholder or IPO Initiating Stockholder, as the case may be, given by the Principal Stockholder delivering such notice that such Stockholder will have funds available in cash at the closing of the Call Option in an amount equal to the reasonably expected Appraised Value of all such Equity Securities.

(b) The “Appraised Value” shall be the aggregate value of all the Equity Securities owned by the Initiating Stockholder or the IPO Initiating Stockholder, as the case may be, its Permitted Transferees and their respective Equity Purchase Assignees (valuing any Equity Securities other than Common Stock on an as-converted basis), as of the date of the Drag-Along Notice or IPO Initiation Notice, as the case may be, as determined by an average of the determinations of such value made by three nationally-recognized investment banks, each of which is ranked in the top ten of U.S. IPO bookrunners according to Thomson Reuters in each of the preceding three years (each, a “Qualified Bank”), of which one Qualified Bank shall be designated by each of the Initiating Stockholder or IPO Initiating Stockholder, as the case may be, and the other Principal Stockholder and the third Qualified Bank shall be designated by mutual agreement by the other two Qualified Banks. Each Qualified Bank shall determine the Appraised Value by using customary valuation methodologies, including a comparison of public market comparables, to determine the value at which the Equity Securities would trade in a public market; provided, however, that the Qualified Banks shall not apply a discount for lack of liquidity or control, a control premium, or any similar discount or premium that is based on the Initiating Stockholder’s or the IPO Initiating Stockholder’s relative ownership interest in the Company or the lack of an actual public trading market for the Equity Securities. Any such determination of Appraised Value shall be final and binding on the parties. The fees and expenses of the Qualified Banks shall be borne by the Company. The Stockholders and the Company shall use their reasonable best efforts to cause the closing of the purchase and sale of the Equity Securities owned by the Initiating Stockholder or IPO Initiating Stockholder, as the case may be, its Permitted Transferees and their respective Equity Purchase Assignees to occur as promptly as possible, including by (i) promptly providing to the Qualified Banks any financial or other information requested by the Qualified Banks, (ii) causing the Qualified Banks to determine the Appraised Value as promptly as possible, and in any event within 60 days after the delivery of the Call Notice or Drag-Along Notice, and (iii) in the case of the Company and the Principal Stockholder exercising the Call Option, obtaining any regulatory approvals required by law as a condition to the closing of the Call Option as promptly as possible. Each of the Initiating Stockholder, or IPO Initiating Stockholder, as the case may be, the other Principal Stockholder and the Company agrees to execute, if requested by a Qualified Bank, a reasonable and customary engagement letter with such Qualified Bank.

(c) At any time prior to the consummation of the sale of the Equity Securities of the IPO Initiating Stockholder or the Initiating Stockholder pursuant to the Call Option, the IPO Initiating Stockholder or the Initiating Stockholder, as the case may be, may elect not to proceed with the consummation of the Call Option by written notice of such election to the other Principal Stockholder and the Company, in which case the applicable Call Option shall be cancelled and (i) the Company shall not be obligated to cause a Qualified IPO to occur as a result of the previously delivered IPO Initiation Notice and the IPO Initiating Stockholder may not deliver another IPO Initiation Notice until six months after such election or (ii) the Company and the other Stockholders shall not be obligated to cause a Drag-Along Transaction to occur as a result of the previously delivered Drag-Along Notice and the Initiating Stockholder may not deliver another Drag-Along Notice until six months after such election, as the case may be.

SECTION 3.9. Void Transfers. Any Transfer or attempted Transfer of Equity Securities in violation of any provision of this Agreement shall be void.

ARTICLE IV

EQUITY PURCHASE RIGHTS

SECTION 4.1. Equity Purchase Rights. (a) The Company hereby grants to CMH, SNW, the CD&R Investor, the CD&R F&F Investor and their respective Permitted Transferees (collectively, the “Preemptive Rights Recipients”) the right to purchase their Pro Rata Portion of all or any part of New Securities that the Company or any of its Subsidiaries may, from time to time, propose to sell or issue. The number or amount of New Securities which the Preemptive Rights Recipients may purchase pursuant to this Section 4.1(a) shall be referred to as the “Equity Purchase Shares.” The equity purchase right provided in this Section 4.1(a) shall apply at the time of issuance of any right, warrant or option or convertible or exchangeable security and not to the conversion, exchange or exercise thereof. Each Preemptive Rights Recipient shall be entitled to apportion the right to purchase Equity Purchase Shares among itself and its Permitted Transferees.

(b) The Company shall give written notice of a proposed issuance or sale described in Section 4.1(a) to the Preemptive Rights Recipients within five Business Days following any meeting of the Board at which any such issuance or sale is approved and at least 15 days prior to the proposed issuance or sale. Such notice (the “Issuance Notice”) shall set forth the material terms and conditions of such proposed transaction, including the name of any proposed purchaser(s), the proposed manner of disposition, the number or amount and description of the shares proposed to be issued, the proposed issuance date and the proposed purchase price per share, including a description of any non-cash consideration sufficiently detailed to permit the determination of the fair market value thereof. Such notice shall also be accompanied by any written offer from the prospective purchaser to purchase such New Securities.

(c) At any time during the 15-day period following the receipt of an Issuance Notice, the Preemptive Rights Recipients shall have the right to elect irrevocably to purchase up to the number of the Equity Purchase Shares at the purchase price set forth in the Issuance Notice (provided that, in the event any portion of the purchase price per share to be paid by the proposed purchaser is to be paid in non-cash consideration, the value of any such non-cash consideration per share shall be the Fair Market Value thereof) and upon the other terms and conditions specified in the Issuance Notice by delivering a written notice to the Company. Except as provided in the following sentence, such purchase shall be consummated concurrently with the consummation of the issuance or sale described in the Issuance Notice. The closing of any purchase by any Preemptive Rights Recipient may be extended beyond the closing of the transaction described in the Issuance Notice to the extent necessary to obtain required governmental approvals and other required approvals and the Company and the Stockholders shall use reasonable best efforts to obtain such approvals. If SNW fails to exercise fully the right to purchase the number of the Equity Purchase Shares set forth in any Issuance Notice, then the Company shall promptly deliver to CMH a notice in writing with respect thereto, and CMH shall have the right to elect irrevocably to purchase up to the number of Equity Purchase Shares as to which SNW has not exercised its equity purchase right in respect of such Issuance Notice during the 5-day period following the receipt by CMH of such notice from the Company. In the event that the Company delivers the notice referred to in the immediately preceding sentence, the Company shall not complete such proposed issuance and sale of New Securities before the end of the 5-day period referred to in the immediately preceding sentence.

(d) If any Preemptive Rights Recipient fails to exercise fully the equity purchase right provided under this Article IV within the periods described above, the Company shall be free to complete the proposed issuance or sale of the New Securities described in the Issuance Notice with respect to which Preemptive Rights Recipients failed to exercise the option set forth in this Section 4.1 on terms no less favorable to the Company than those set forth in the Issuance Notice (except that the amount of securities to be issued or sold by the Company may be reduced); provided that (x) such issuance or sale is closed within 90 days after the expiration of the 15-day period described in Section 4.1(c) and (y) the price at which the New Securities are Transferred must be equal to or higher than the purchase price described in the Issuance Notice. Such periods within which such issuance or sale must be closed shall be extended to the extent necessary to obtain required governmental approvals and other required approvals and the Company shall use commercially reasonable efforts to obtain such approvals. In the event that the Company has not sold such New Securities within said 90-day period, the Company shall not thereafter issue or sell any New Securities, without first again offering such securities to the Preemptive Rights Recipients in the manner provided in this Section 4.1. The rights set forth in this Article IV shall terminate upon the consummation of a Qualified IPO.

(e) Any Preemptive Rights Recipient may assign its rights to purchase Equity Securities under this Section 4.1 to any Person (an “Equity Purchase Assignee”), provided that, as a condition to such assignment becoming effective, such Equity Purchase Assignee shall irrevocably grant to and appoint the CD&R Investor, if the assignor is a CD&R Holder, or CMH, if the assignor is a CMH Holder, as such Equity Purchase Assignee’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Equity Purchase Assignee (and the CD&R Investor or CMH, as the case may be, shall provide written evidence of such grant and appointment to the other Principal Stockholder in a form reasonably acceptable to such Principal Stockholder), to vote at any annual or special meeting of Stockholders, to take any action by written consent in lieu of such meeting with respect to, and to otherwise take all action as may be required by, permitted under, or as may be exercised under this Agreement in respect of, all of the Equity Securities owned or held of record by such holder, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments, furnishing information and copies of documents, filing applications, reports, returns and other documents or instruments with governmental authorities, and otherwise complying with a Stockholder’s obligations under this Agreement. Each Equity Purchase Assignee shall execute a counterpart to this Agreement and agree in writing to be bound by and to comply with all applicable provisions of this Agreement.

ARTICLE V

MISCELLANEOUS

SECTION 5.1. Stockholder Indemnification. (a) The Company agrees to pay or reimburse (i) each CD&R Holder and CMH Holder for (A) all reasonable costs and expenses (including reasonable attorneys fees, charges, disbursement and expenses) incurred in connection with any amendment, supplement, modification or waiver of or to any of the terms or provisions of this

Agreement, the Investment Agreement or any related agreements and (B) in connection with any stamp, transfer, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, the Investment Agreement or any related agreements; and (ii) each CD&R Holder and CMH Holder for all costs and expenses of such Stockholder (including reasonable attorneys fees, charges, disbursement and expenses) incurred in connection with the consent to any departure by the Company or any of its Subsidiaries from the terms of any provision of this Agreement, the Investment Agreement or any related agreements.

SECTION 5.2. Non-Competition. For so long as the CD&R Holders own at least 20% of the issued and outstanding shares of Common Stock, the CD&R Investor and its Affiliates shall not, directly or indirectly, purchase equity shares having a voting interest, or make any investment convertible into equity shares having a voting interest, of more than 19.9% of the voting shares of a Competitor or any Subsidiary thereof.

SECTION 5.3. Termination. Subject to the early termination of any provision as a result of an amendment to this Agreement agreed to by the Board and the Stockholders as provided under Section 5.5, (i) the provisions of Article II shall, with respect to each Stockholder, terminate as provided in Section 2.8 or as other otherwise provided in the applicable subsection to Article II, (ii) the provisions of Sections 3.3, 3.4, 3.5 and 3.6 and Article IV shall terminate upon the consummation of a Qualified IPO, (iii) the provisions of Section 3.2 shall terminate as provided therein and (iv) Sections 3.1, 3.9, 5.1, 5.3 and 5.4 of this Agreement shall not terminate. Nothing herein shall relieve any party from any liability for the breach of any of the agreements set forth in this Agreement.

SECTION 5.4. Confidentiality. Each party hereto agrees to, and shall cause its Representatives to, keep confidential and not divulge any Information, and to use, and cause its Representatives to use, such Information only in connection with the operation of the Company and its Subsidiaries; provided that nothing herein shall prevent any party hereto from disclosing such Information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over such party or Representative, (iii) to the extent required by law or legal process or required or requested pursuant to subpoena, interrogatories or other discovery requests, (iv) to the extent necessary in connection with the exercise of any remedy hereunder, (v) to other Stockholders, (vi) to such party’s Representatives that in the reasonable judgment of such party need to know such Information or (vii) to any potential Permitted Transferee or any other bona fide proposed Transferee to whom such proposed Transfer would be permitted in accordance with Section 3.2 in connection with a proposed Transfer of Equity Securities from such Stockholder as long as such Transferee agrees to be bound by the provisions of Section 5.4 as if a Stockholder, provided further that, in the case of clause (i), (ii) or (iii), such party shall notify the other parties hereto of the proposed disclosure as far in advance of such disclosure as practicable and use commercially reasonable efforts to ensure that any Information so disclosed is accorded confidential treatment, when and if available.

SECTION 5.5. Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective without the approval of the Board and each of the Principal Stockholders; provided, that any Stockholder may waive (in writing) the benefit of any provision of this Agreement with respect to itself for any purpose. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. Any written amendment or waiver to this Agreement that receives the vote or consent of the Board and the Principal Stockholders as provided herein need not be signed by all Stockholders, but shall be effective in accordance with its terms and shall be binding upon all Stockholders; provided that this Agreement may not be amended in any manner adversely affecting the rights or obligations of any Stockholder which does not, by its terms, adversely affect the rights or obligations of all similarly situated Stockholders in a substantially similar manner without the consent of such Stockholder.

SECTION 5.6. Successors, Assigns and Transferees. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. Stockholders may assign their respective rights and obligations hereunder to any Transferees only to the extent expressly provided herein.

SECTION 5.7. Legend.

(a) Restrictive Legend. All certificates representing the Equity Securities held by each Stockholder shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE VOTING THEREOF ARE SUBJECT TO A STOCKHOLDERS AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT. THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH STOCKHOLDERS AGREEMENT.”

Any Transferee of Equity Securities not subject to all or part of the terms of this Agreement shall have the right to have the legend set forth above (or the applicable portion thereof) removed from the certificates representing such Equity Securities.

(b) Securities Act Legend. All certificates representing the Equity Securities held by each Stockholder shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE ACT, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.”

The certificates representing such Equity Securities shall be replaced, at the expense of the Company, with certificates or instruments not bearing the legends required by this Section 5.7(b) at such time as they are no longer required for purposes of applicable securities law; provided that the Company may condition such replacement of certificates upon the receipt of an opinion of securities counsel reasonably satisfactory to the Company.

SECTION 5.8. Notices. All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, or when received in the form of a facsimile or other electronic transmission (receipt confirmation requested), and shall be directed to the address set forth below (or at such other address or facsimile number as such party shall designate by like notice):

if to the Company, to:

JohnsonDiversey Holdings, Inc.

8310 16th Street

Sturtevant, WI 53177

Attention: General Counsel

Fax: (262) 631-4021

with a copy (which shall not constitute notice) to:

Jones Day

77 West Wacker Drive

Chicago, IL 60601

Attention: Elizabeth C. Kitslaar, Esq.

Fax: (312) 782-8585

and

Clayton, Dubilier & Rice, LLC

375 Park Avenue

18th Floor

New York, New York 10152

Attention: Richard J. Schnall

                  George K. Jaquette

Fax: (212) 407-5252

and

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention: Franci J. Blassberg, Esq.

                  Jonathan E. Levitsky, Esq.

Fax: (212) 909-6836

and

Commercial Markets Holdco, Inc.

c/o Johnson Keland Management, Inc.

555 Main Street, Suite 500

Racine, WI 53403-4616

Attention: President

Fax: (262) 260-6165

and

McDermott Will & Emery LLP

227 W. Monroe Street

Chicago, Illinois 60606

Attention: William J. Butler, Esq.

                  Helen R. Friedli, P.C.

Fax: (312) 984-7700

if to CMH, to:

Commercial Markets Holdco, Inc.

c/o Johnson Keland Management, Inc.

555 Main Street, Suite 500

Racine, WI 53403-4616

Attention: President

Fax: (262) 260-6165

with a copy (which shall not constitute notice) to:

McDermott Will & Emery LLP

227 W. Monroe Street

Chicago, Illinois 60606

Attention: William J. Butler, Esq.

                  Helen R. Friedli, Esq.

Fax: (312) 984-7700

if to SNW, to:

SNW Co., Inc.

c/o S.C. Johnson & Son, Inc.

1525 Howe Street

Racine, WI 53403-2236

Attention: Chief Executive Officer

Fax: (414) 260-3687

with a copy (which shall not constitute notice) to:

General Counsel

S.C. Johnson & Son, Inc.

1525 Howe Street

Racine, WI 53403-2236

Fax: (414) 260-4253

if to a CD&R Holder, to:

Clayton, Dubilier & Rice, LLC

375 Park Avenue

18th Floor

New York, New York 10152

Attention: Richard J. Schnall

                  George K. Jaquette

Fax: (212) 407-5252

with a copy (which shall not constitute notice) to:

Debevoise & Plimpton LLP

919 Third Avenue

New York, New York 10022

Attention: Franci J. Blassberg, Esq.

                  Jonathan E. Levitsky, Esq.

Fax: (212) 909-6836

if to any other Stockholder, to the address of such other Stockholder as shown in the stock record book of the Company.

SECTION 5.9. Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

SECTION 5.10. Entire Agreement; Third Party Beneficiaries. Except as otherwise expressly set forth herein, this Agreement together with the CMH Majority Holder Agreement, CMH Conversion Agreement, the Investment Agreement, the Redemption Agreement, the Registration Rights Agreement, the CD&R Indemnification Agreement, the CMH Indemnification Agreement and the Consulting Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way, and this Agreement is not intended to confer in or on behalf of any Person not a party to this Agreement (and their successors and assigns) any rights, benefits, causes of action or remedies with respect to the subject matter or any provision thereof; provided that the holder of the Unilever Warrant (or the holder of any Preemptive Rights Warrant (as defined therein)) shall be a third party beneficiary of Section 3.4 and shall be entitled to enforce such Section against the parties hereto to the same extent as if it were a party hereto.

SECTION 5.11. Restrictions on Other Agreements; Bylaws. (a) Following the date hereof, no Stockholder or any of its, her or his Permitted Transferees shall enter into or agree to be bound by any stockholder agreements or arrangements of any kind with any Person with respect to any Equity Securities except pursuant to the agreements specifically contemplated by the Investment Agreement and the Registration Rights Agreement.

(b) The provisions of this Agreement shall be controlling if any such provisions or the operation thereof conflict with the provisions of the Company’s Bylaws. Each of the parties covenants and agrees to vote their Equity Securities and to take any other action reasonably requested by the Company or any Stockholder to amend the Company’s Bylaws so as to avoid any conflict with the provisions hereof.

(c) From and after the date hereof, the Company shall not enter into any agreement, arrangement or understanding which (i) violates or conflicts with any provision of this Agreement or (ii) impedes or prevents the Company’s ability to fulfill and comply with its obligations, or the Stockholders’ ability to utilize their rights, set forth herein.

SECTION 5.12. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

SECTION 5.13. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed within the State of Delaware, without giving effect to conflicts of law rules that would require or permit the application of the laws of another jurisdiction.

SECTION 5.14. Specific Performance; Jurisdiction.

(a) The parties agree that irreparable damage would occur for which money damages would not suffice in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that the parties would not have any adequate remedy at law. It is accordingly agreed that the non-breaching party shall be entitled to an injunction, temporary restraining order or other equitable relief exclusively in the Delaware Court of Chancery enjoining any such breach and enforcing specifically the terms and provisions hereof, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware or another court sitting in the state of Delaware. The foregoing is in addition to any other remedy to which any party is entitled at law, in equity or otherwise.

(b) Each of the parties hereto irrevocably agrees that any legal action or proceeding in connection with or with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in the Delaware Court of Chancery, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware or another court sitting in the state of Delaware. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action in connection with or relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding in connection with or with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 5.14, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c) Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other action in connection with or relating to this Agreement, on behalf of itself or its property, by the personal delivery of copies of such process to such party or by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 5.8. Nothing in this Section 5.14 shall affect the right of any party hereto to serve legal process in any other manner permitted by Law.

SECTION 5.15. Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (i) certifies and acknowledges that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, and (ii) acknowledges that it understands and has considered the implications of this waiver and makes this waiver voluntarily, and that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 5.15.

SECTION 5.16. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

SECTION 5.17. Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and will not affect the meaning or interpretation of this Agreement.

SECTION 5.18. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member of any Stockholder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Stockholder or any current or future member of any Stockholder or any current or future director, officer, employee, partner or member of any Stockholder or of any Affiliate or assignee thereof, as such for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

SECTION 5.19. Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument. Signatures provided by facsimile or electronic transmission in “pdf” or equivalent format will be deemed to be original signatures.

SECTION 5.20. SNW Proxy. Except with respect to the tag-along right set forth in Section 3.4 and the equity purchase right set forth in Section 4.1, SNW hereby irrevocably grants to and appoints CMH as its proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of SNW, to vote at any annual or special meeting of Stockholders, to take any action by written consent in lieu of such meeting with respect to, and to otherwise take all action as may be required by, permitted under, or as may be exercised under this Agreement in respect of, all of the Equity Securities owned or held of record by such holder, including executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments, furnishing information and copies of documents, filing applications, reports, returns and other documents or instruments with governmental authorities, and otherwise complying with a Stockholder’s obligations under this Agreement. Such proxy shall be deemed coupled with an interest and shall extend for the term of this Agreement in full force and effect notwithstanding the subsequent bankruptcy of such Stockholder, or, if terminated earlier, until the last date permitted by applicable law and is given to secure the performance of the obligations of SNW under this Agreement.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

SECTION 6.1. Representations and Warranties of the Stockholders. Each Stockholder, severally and not jointly, represents and warrants, solely with respect to itself, to each other and to the Company as follows:

(i) Such Stockholder has all requisite power and authority to enter into this Agreement and the Registration Rights Agreement and to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the Registration Rights Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, except to the extent that the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and general equitable principles, regardless of whether such enforceability is considered in a proceeding at law or in equity. If such Stockholder is a trust, no consent of any beneficiary is required for the foregoing.

(ii) The execution and delivery of this Agreement and the Registration Rights Agreement by such Stockholder, the performance of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with or result in a breach, or constitute a default (with or without notice or lapse of time or both) under any provision of its charter, bylaws or other similar organizational documents or any agreement or other instrument to which it is a party.

[Rest of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Stockholders Agreement as of the date set forth in the first paragraph hereof.

JOHNSONDIVERSEY HOLDINGS, INC.

By:	/s/ Joseph F. Smorada
Name:	Joseph F. Smorada
Title:	Executive Vice President and Chief Financial Officer

COMMERCIAL MARKETS HOLDCO, INC.

By:	/s/ S. Curtis Johnson
Name:	S. Curtis Johnson
Title:	Chairman

CDR JAGUAR INVESTOR COMPANY, LLC

By:	/s/ Theresa A. Gore
Name:	Theresa A. Gore
Title:	Vice President & Treasurer

CDR F&F JAGUAR INVESTOR, LLC

By:	/s/ Theresa A. Gore
Name:	Theresa A. Gore
Title:	Vice President & Treasurer

SNW CO., INC.

By:	/s/ Gary R. Akavickas
Name:	Gary R. Akavickas
Title:	Senior Vice President, General Counsel and Secretary

[Signature Page to Stockholders Agreement]

Exhibit A

Assignment and Assumption Agreement

Pursuant to the Stockholders Agreement, dated as of November 24, 2009 (the “Stockholders Agreement”), among JohnsonDiversey Holdings, Inc., a Delaware corporation (the “Company”), Commercial Markets Holdco, Inc., and each of the stockholders of the Company whose name appears on the signature pages listed therein (each, a “Stockholder” and collectively, the “Stockholders”),              (the “Transferor”) hereby assigns to the undersigned the rights that may be assigned thereunder and under the Registration Rights Agreement, dated as of November 24, 2009 (the “Registration Rights Agreement”), among the Company and each of the Stockholders, and the undersigned hereby agrees that, having acquired Equity Securities as permitted by the terms of the Stockholders Agreement, the undersigned shall assume the obligations of the Transferor under the Stockholders Agreement and the Registration Rights Agreement with respect to the Equity Securities being Transferred to the undersigned. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Stockholders Agreement.

Listed below is information regarding the Equity Securities:

Number of Shares of Common Stock	________

[Rest of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has executed this Assignment and Assumption Agreement as of                          ,             .

[NAME OF TRANSFEROR]

By:
Name:
Title:

[NAME OF TRANSFEREE]

By:
Name:
Title:

Address:

Acknowledged by:

JOHNSONDIVERSEY HOLDINGS, INC.

By:
Name:
Title: